SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	— Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported in the Current Report on Form 8-K filed by Education Management Corporation (the “Company”) with the Securities and Exchange Commission on March 29, 2011 (the “March 29 Form 8-K”), Michael K. Powell resigned from the Company’s Board of Directors effective as of March 28, 2011 due to his appointment as President and Chief Executive Officer of the National Cable & Telecommunications Association. Mr. Powell had served as a member of the Audit Committee of the Board. On March 29, 2011, the Company notified Nasdaq of Mr. Powell’s resignation and the resulting non-compliance with Nasdaq Marketplace Rule 5605, which requires that the Audit Committee be comprised of at least three members.
As anticipated, on March 30, 2011, the Company received a letter from Nasdaq acknowledging that the Company is not in compliance with the audit committee composition rules set forth in Nasdaq Marketplace Rule 5605. In its letter, Nasdaq indicated that, consistent with Marketplace Rule 5605(c)(4)(B), Nasdaq will provide the Company with a cure period in order to regain compliance by the earlier of the Company’s next annual shareholders meeting or March 28, 2012, or, if the next annual shareholders meeting is held before September 26, 2011, no later than September 26, 2011.
As previously reported in the March 29 Form 8-K, the Company plans to promptly undertake a search for a qualified candidate to fill the vacancy left on its Board of Directors and Audit Committee and expects that it will regain compliance with the Nasdaq Marketplace Rules within the cure period provided.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION
	By:	/s/ Edward H. West
Edward H. West
Dated: April 4, 2011		President and Chief Financial Officer